E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS FIRST QUARTER 2025 RESULTS

•1Q 2025 operating revenue of $48.8 billion, up 15.4% from 1Q 2024
•1Q 2025 adjusted operating gain1 of $3.3 billion, up 4.1% from 1Q 2024
•1Q 2025 diluted EPS2 of $9.61; adjusted diluted EPS1 of $11.97
•Reaffirm FY 2025 adjusted diluted EPS1 of $34.15 to $34.85
•Returned $1.3 billion of capital to shareholders in 1Q 2025

Indianapolis, IN - April 22, 2025 - Elevance Health, Inc. (NYSE: ELV) reported first quarter 2025 results.

“At Elevance Health, our purpose—to improve the health of humanity—drives everything we do. In the first quarter, we made measurable progress reimagining the healthcare experience with personalized support, real-time digital solutions, and a whole-health model that improves outcomes and reduces cost. Through Carelon and our broader enterprise, we’re delivering on our strategy to be a lifetime trusted health partner—and elevating health beyond healthcare.”
Gail K. Boudreaux
President and Chief Executive Officer

1.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.
2.Earnings per diluted share ("EPS").

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended
	March 31, 2025	March 31, 2024

Operating Revenue[1]	$48.8	$42.3
Operating Gain[1,2]	$3.2	$3.0
Adjusted Operating Gain[1,3]	$3.3	$3.1

Operating Margin[1]	6.5%	7.1%
Adjusted Operating Margin[1,3]	6.7%	7.4%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended March 31, 2025, and March 31, 2024, include items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for the three months ended March 31, 2025, and March 31, 2024, exclude items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $48.8 billion in the first quarter of 2025, an increase of $6.5 billion, or 15 percent compared to the prior year quarter. This was driven by higher premium yields in our Health Benefits segment, acquisitions completed in the past year, growth in our Medicare Advantage and Individual ACA membership, and CarelonRx product revenue, partially offset by membership attrition in our Medicaid business.
The benefit expense ratio was 86.4 percent, an increase of 80 basis points year over year, reflecting higher Medicaid medical cost trend, partially offset by out of period premium taxes. Days in Claims Payable stood at 44.0 days as of March 31, 2025, when adjusted for our acquisition of CareBridge. This represents an increase of 0.5 days sequentially on a comparable basis.
The operating expense ratio was 10.9 percent, an improvement of 70 basis points from the prior year. The adjusted operating expense ratio was 10.7 percent, an improvement of 60 basis points, primarily driven by expense leverage associated with growth in operating revenue and ongoing cost management, partially offset by out of period premium tax expense during the quarter.
Cash Flow & Balance Sheet
Operating cash flow was $1.0 billion in the quarter, a decrease of approximately $1.0 billion year over year, reflecting timing-related items that negatively impacted working capital. As of March 31, 2025, cash and investments at the parent company totaled approximately $1.4 billion.

During the first quarter of 2025, the Company repurchased 2.2 million shares of its common stock for $880 million, at a weighted average price of $395.78, and paid a quarterly dividend of $1.71 per share, representing a distribution of cash totaling $386 million. As of March 31, 2025, the Company had approximately $8.4 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	March 31, 2025	March 31, 2024

Operating Revenue[1]	$41.4	$37.3
Operating Gain[1,2]	$2.2	$2.3
Adjusted Operating Gain[1,3]	$2.2	$2.3

Operating Margin[1]	5.4%	6.1%
Adjusted Operating Margin[1]	5.4%	6.2%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended March 31, 2024, includes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Operating gain for the three months ended March 31, 2024, includes $16 million of 2024 business dispositions and related items adjusted out of adjusted shareholders' net income for the Health Benefits segment.

Health Benefits segment operating revenue was $41.4 billion in the first quarter of 2025, an increase of $4.2 billion, or 11 percent compared to the prior year quarter, driven primarily by higher premium yields and growth in our Medicare Advantage and Individual ACA plan membership.
Operating gain totaled $2.2 billion, impacted primarily by higher medical cost trend in our Medicaid business versus the first quarter of 2024, partially offset by premium rate increases and enhanced operating efficiencies.
Medical membership totaled approximately 45.8 million as of March 31, 2025, an increase of 99 thousand from year-end 2024, driven by growth in Medicare Advantage and Commercial risk-based members. This growth was partially offset by a decline in Commercial fee-based membership from a known customer transition.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	March 31, 2025	March 31, 2024

Operating Revenue[1,2]	$16.7	$12.1
Operating Gain[1,3]	$1.1	$0.8
Adjusted Operating Gain[1,4]	$1.1	$0.9

Operating Margin[1]	6.6%	6.7%
Adjusted Operating Margin[1]	6.6%	7.1%

1.See “Basis of Presentation” on page 5 herein.
2.Operating revenue for the three months ended March 31, 2024, includes $0.2 billion of revenue related to 2024 business dispositions and related items that have been excluded from adjusted operating gain.
3.Operating Gain for the three months ended March 31, 2024, includes items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
4.Operating gain for the three months ended March 31, 2024, includes $44 million of 2024 business dispositions and related items adjusted out of adjusted shareholders' net income for the Carelon segment.

Operating revenue for Carelon was $16.7 billion in the first quarter of 2025, an increase of $4.6 billion, or 38 percent compared to the prior year quarter. This was driven by recent acquisitions in home health and pharmacy services, growth in CarelonRx product revenue, and the scaling of innovative risk-based capabilities in Carelon Services.
Operating gain for Carelon totaled $1.1 billion, an increase of $0.3 billion, or 34 percent, primarily driven by improved Carelon Health performance and higher CarelonRx product revenue.

Quarterly Dividend
On April 16, 2025, the Audit Committee of the Company's Board of Directors declared a second quarter 2025 dividend to shareholders of $1.71 per share. The second quarter dividend is payable on June 25, 2025, to shareholders of record at the close of business on June 10, 2025.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve over 110 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, home health, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time (“EDT”) to discuss the company’s first quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	866-396-1242 (Domestic Replay)
312-470-0178 (International)	203-369-3272 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on May 22, 2025. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Nathan Rich	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter Ended March 31, 2025

•Membership and Other Metrics
•Quarterly Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	March 31, 2025	March 31, 2024	December 31, 2024	March 31, 2024	December 31, 2024
Individual	1,423	1,246	1,287	14.2%	10.6%
Employer Group Risk-Based	3,638	3,648	3,713	(0.3)%	(2.0)%
Commercial Risk-Based	5,061	4,894	5,000	3.4%	1.2%
BlueCard®	6,608	6,635	6,630	(0.4)%	(0.3)%
Employer Group Fee-Based	20,522	20,622	20,569	(0.5)%	(0.2)%
Commercial Fee-Based	27,130	27,257	27,199	(0.5)%	(0.3)%
Medicare Advantage	2,255	2,017	2,066	11.8%	9.1%
Medicare Supplement	876	896	891	(2.2)%	(1.7)%
Total Medicare	3,131	2,913	2,957	7.5%	5.9%
Medicaid	8,862	9,327	8,917	(5.0)%	(0.6)%
Federal Employee Program	1,649	1,658	1,661	(0.5)%	(0.7)%
Total Medical Membership	45,833	46,049	45,734	(0.5)%	0.2%
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	83.9	77.0	82.9	9.0%	1.2%
Carelon Services Consumers Served	99.5	102.9	101.1	(3.3)%	(1.6)%

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended March 31
2025	2024	Change

Revenues
Premiums	$40,887	$35,696	14.5%
Product revenue	5,809	4,499	29.1%
Service fees	2,069	2,078	(0.4)%
Total operating revenue	48,765	42,273	15.4%
Net investment income	590	465	26.9%
Net losses on financial instruments	(464)	(161)	NM
Total revenues	48,891	42,577	14.8%
Expenses
Benefit expense	35,312	30,546	15.6%
Cost of products sold	4,983	3,825	30.3%
Operating expense	5,300	4,886	8.5%
Interest expense	344	265	29.8%
Amortization of other intangible assets	155	116	33.6%
Total expenses	46,094	39,638	16.3%

Income before income tax expense	2,797	2,939	(4.8)%

Income tax expense	613	690	(11.2)%
Net income	2,184	2,249	(2.9)%

Net income attributable to noncontrolling interests	(1)	(3)	NM
Shareholders' net income	$2,183	$2,246	(2.8)%
Shareholders' earnings per diluted share	$9.61	$9.59	0.2%
Diluted shares	227.2	234.2	(3.0)%

Benefit expense as a percentage of premiums	86.4%	85.6%	80	bp
Operating expense as a percentage of total operating revenue	10.9%	11.6%	(70)	bp
Income before income tax expense as a percentage of total revenue	5.7%	6.9%	(120)	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	March 31, 2025	December 31, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$7,500	$8,288
Fixed maturity and equity securities	26,152	26,393
Premium and other receivables	22,181	19,071
Other current assets	5,288	4,700
Assets held for sale	—	490
Total current assets	61,121	58,942

Long-term investments	11,227	10,784
Property and equipment, net	4,617	4,652
Goodwill and other intangible assets	40,360	40,371
Other noncurrent assets	2,392	2,140
Total assets	$119,717	$116,889

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$16,812	$15,746
Short-term borrowings	250	365
Current portion of long-term debt	1,643	1,649
Other current liabilities	23,993	22,668
Liabilities held for sale	—	153
Total current liabilities	42,698	40,581

Long-term debt, less current portion	28,110	29,218
Other noncurrent liabilities	6,289	5,664
Total liabilities	77,097	75,463

Total shareholders’ equity	42,503	41,315
Noncontrolling interests	117	111
Total equity	42,620	41,426
Total liabilities and equity	$119,717	$116,889

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Three Months Ended March 31
	2025	2024

Operating activities
Net income	$2,184	$2,249
Depreciation and amortization	373	331
Share-based compensation	81	62
Changes in operating assets and liabilities	(1,785)	(988)
Other non-cash items	164	324
Net cash provided by operating activities	1,017	1,978

Investing activities
Proceeds from (purchases of) investments, net of sales and maturities	610	(670)
Proceeds from (purchases of) subsidiaries, net of cash acquired/sold	4	(1,120)
Purchases of property and equipment	(196)	(279)
Other, net	(315)	(241)
Net cash used in investing activities	103	(2,310)

Financing activities
Net change in short-term and long-term borrowings	(1,365)	1,350
Repurchase and retirement of common stock	(880)	(566)
Cash dividends	(386)	(379)
Other, net	722	(373)
Net cash (used in) provided by financing activities	(1,909)	32

Effect of foreign exchange rates on cash and cash equivalents	1	—

Change in cash and cash equivalents	(788)	(300)
Cash and cash equivalents at beginning of period	8,288	6,526

Cash and cash equivalents at end of period	$7,500	$6,226

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Highlight Details
(Unaudited)

(In millions)	Three Months Ended March 31
	2025	2024	Change

Operating Revenue
Health Benefits	$41,431	$37,258	11.2%
CarelonRx	10,116	8,067	25.4%
Carelon Services	6,536	4,009	63.0%
Corporate & Other	165	127	29.9%
Eliminations	(9,483)	(7,188)	NM5
Total Operating Revenue[1]	$48,765	$42,273	15.4%

Operating Gain (Loss)
Health Benefits[2]	$2,217	$2,287	(3.1)%
CarelonRx	602	523	15.1%
Carelon Services[2]	491	290	69.3%
Corporate & Other[2,3]	(140)	(84)	NM5
Total Operating Gain[1,4]	$3,170	$3,016	5.1%

Operating Margin
Health Benefits	5.4%	6.1%	(70) bp
CarelonRx	6.0%	6.5%	(50) bp
Carelon Services	7.5%	7.2%	30 bp
Total Operating Margin[1]	6.5%	7.1%	(60) bp
1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended March 31, 2024, included $60 million of 2024 business dispositions and related items; including $44 million for the Carelon Services segment; and $16 million for the Health Benefits segment. Operating Gain for the three months ended March 31, 2024, included $52 million of transaction and integration related costs, $2 million of litigation and settlement expenses, and ($4) million of business optimization charges, all of which reside in the Corporate & Other reportable segment.
3.Operating Gain for the three months ended March 31, 2025, included $80 million of transaction and integration related costs and $5 million of litigation and settlement expenses, which reside in the Corporate & Other reportable segment.
4.Operating Gain for the three months ended March 31, 2025, and March 31, 2024, included items excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
5."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Three Months Ended March 31		Years Ended December 31
	2025	2024	2024	2023	2022
(In millions)	(Unaudited)	(Unaudited)

Gross medical claims payable, beginning of period	$15,580	$15,865	$15,865	$15,348	$13,282
Ceded medical claims payable, beginning of period	(13)	(7)	(7)	(6)	(21)
Net medical claims payable, beginning of period	15,567	15,858	15,858	15,342	13,261

Business combinations and purchase adjustments	(85)	—	143	—	133

Net incurred medical claims:
Current year	35,313	30,708	125,370	121,798	113,414
Prior years redundancies[1]	(1,025)	(1,205)	(1,731)	(1,571)	(869)
Total net incurred medical claims	34,288	29,503	123,639	120,227	112,545

Net payments attributable to:
Current year medical claims	23,392	19,580	110,930	107,146	98,997
Prior years medical claims	9,863	9,606	13,143	12,565	11,600
Total net payments	33,255	29,186	124,073	119,711	110,597

Net medical claims payable, end of period	16,515	16,175	15,567	15,858	15,342
Ceded medical claims payable, end of period	14	8	13	7	6
Gross medical claims payable, end of period[2]	$16,529	$16,183	$15,580	$15,865	$15,348

Current year medical claims paid as a percentage of current year net incurred medical claims	66.2%	63.8%	88.5%	88.0%	87.3%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	7.1%	8.2%	12.3%	11.4%	7.0%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	0.8%	1.1%	1.4%	1.4%	0.9%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS,” “Adjusted Operating Gain,” “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio,” which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended March 31
(In millions, except per share data)	2025	2024	Change
Shareholders' net income	$2,183	$2,246	(2.8)%
Add / (Subtract):
Net losses on financial instruments	464	161
Amortization of other intangible assets	155	116
Transaction and integration related costs[1]	80	52
Litigation and settlement expenses[1]	5	2
Business dispositions and related items[2]	—	60
Business optimization charges[1]	—	(4)
Tax impact of non-GAAP adjustments	(168)	(96)
Net adjustment items	536	291
Adjusted shareholders' net income	$2,719	$2,537	7.2%

Shareholders' earnings per diluted share	$9.61	$9.59	0.2%
Add / (Subtract):
Net losses on financial instruments	2.04	0.69
Amortization of other intangible assets	0.68	0.50
Transaction and integration related costs[1]	0.35	0.22
Litigation and settlement expenses[1]	0.02	0.01
Business dispositions and related items[2]	—	0.26
Business optimization charges[1]	—	(0.02)
Tax impact of non-GAAP adjustments	(0.74)	(0.41)
Net adjustment items	2.36	1.24
Adjusted shareholders' earnings per diluted share	$11.97	$10.83	10.5%

	Three Months Ended March 31
(In millions)	2025	2024	Change

Income before income tax expense	$2,797	$2,939	(4.8)%
Net investment income	(590)	(465)
Net losses on financial instruments	464	161
Interest expense	344	265
Amortization of other intangible assets	155	116
Reportable segments operating gain	$3,170	$3,016	5.1%
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item resides in the Health Benefits and Carelon Services reportable segments.

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended March 31
(In millions)	2025	2024	Change

Reportable segments operating gain	$3,170	$3,016	5.1%
Add / (Subtract):
Transaction and integration related costs[1]	80	52
Litigation and settlement expenses[1]	5	2
Business dispositions and related items[2]	—	60
Business optimization charges[1]	—	(4)
Net adjustment items	85	110
Reportable segments adjusted operating gain	$3,255	$3,126	4.1%

	Three Months Ended March 31
(In millions)	2025	2024	Change
Operating expense	$5,300	$4,886	8.5%
Add / (Subtract):
Transaction and integration related costs[1]	(80)	(52)
Litigation and settlement expenses[1]	(5)	(2)
Business dispositions and related items[2]	—	(60)
Business optimization charges[1]	—	4
Net adjustment items	(85)	(110)
Adjusted operating expense	$5,215	$4,776	9.2%

Operating revenue	$48,765	$42,273	15.4%

Operating expense ratio	10.9%	11.6%	(70) bp
Adjusted operating expense ratio	10.7%	11.3%	(60) bp

	Full Year 2025 Outlook
Shareholders' earnings per diluted share	$28.30 to $29.00
Add / (Subtract):
Net losses on financial instruments[3]	$3.21
Amortization of other intangible assets[3]	$2.98
Transaction and integration related costs[1,3]	$1.35
Litigation and settlement expenses[1,3]	$0.06
Tax impact of non-GAAP adjustments[3]	Approximately ($1.75)
Net adjustment items	$5.85
Adjusted shareholders' earnings per diluted share	$34.15 to $34.85
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item resides in the Health Benefits and Carelon Services reportable segments.
3.Adjustment item represents the midpoint of a projected range and serves as the estimated full year adjustment amount.

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems, or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star Ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; the effects of any negative publicity related to the health benefits industry in general or us in particular; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.